CONVERTIBLE DEBT INVESTMENT AGREEMENT

         This Agreement (this "Agreement") is dated as of the 21stday of May, 2007 by and among Inova Technology, Inc. a Nevada corporation with its principal office at 233 Wilshire Boulevard, Santa Monica, California, CA, 90401 (the "Company"), and Southbase LLC (an "Investor" or the “Holder”).

         WHEREAS, the Company and the Investor have been discussing a potential investment by the Investor in the Company. The use of proceeds of that investment is strictly for potential acquisitions of complementary businesses or assets or may be used to develop new proprietary products.

         WHEREAS, it was the mutual desire of the Company and the Investor that the Investor’s investment in the Company would take the form of a convertible Note (“Note”).

Amount: The amount of the investment will be US$100,000 (one hundred thousand dollars).

Terms. The terms of the Note are 1) The Note is mandatoryily redeemable on the tenth anniversary of issuance, 2) The Company will pay interest to the investor at a rate of 8% per annum calculated on the amount outstanding and paid in cash at the end of each fiscal quarter of the Company 3) The Note may be convertible into shares of the Company's common stock at any time at the option of the holder at a share price representing the average closing price of the five trading days prior to the signing of this agreement (US$0.026) and 4) The Note may be redeemable on demand for cash with 30 days notice to the Company at the option of the investor; or 5) At the option of the Holder, any combination of “3” and “4” above; and 6) The Company agrees to provide holder with security over the assets of the Company in the form of a registered UUC1 filing; and 7) Intentionally left blank 8) The amount outstanding on the Note may be wholly or partially reduced at anytime by the Company by giving the Holder 7 (seven) days notice to exercise its right to convert an agreed portion of the amount outstanding into stock on the terms described in this agreement or redeem and agreed portion of the outstanding amount for cash on the terms described in this agreement.

Public Statements or Releases. Neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange or market, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to conflict of law principles thereof.

Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                              INOVA TECHNOLOGY, INC.

                              By:      /s/

                                   --------------------------------------------

                                   Name:  Adam Radly

                                   Title:    CEO

                              INVESTOR:

                              SOUTHBASE LLC

                              By:      /s/

                                   --------------------------------------------

                                   Name:  Adam Radly

                                   Title:    CEO